EXHIBIT 99


Contacts:          Media:  James Mahoney          Investor:  Thomas Rice
                           (617) 346-5472                    (617) 346-0148
                                                             T. Kevin Beatty
                                                             (617) 346-4963


                          FLEET FINANCIAL GROUP REPORTS
                         1997 NET INCOME OF $1.3 BILLION
                       EARNINGS PER SHARE UP 19% TO $4.74

BOSTON, MASSACHUSETTS, JANUARY 15, 1998: Fleet Financial Group, Inc. (FLT-NYSE) today reported net income of $1.303 billion for 1997, an increase of $164 million compared to 1996 net income of $1.139 billion. Earnings per share increased 19% to $4.74 from $3.98 in 1996. Return on assets and return on equity for the year were 1.59% and 19.53%, respectively, compared to 1.37% and 17.43% in 1996.

     In the fourth quarter of 1997, Fleet's net income was $335 million, or $1.23 per share, compared to $302 million, or $1.05 per share in 1996, representing an 11% increase in net income and a 17% increase in earnings per share. Return on assets and return on equity for the quarter were 1.62% and 19.23%, respectively, compared with 1.40% and 17.67% for the fourth quarter of 1996.

HIGHLIGHTS

     "1997 was an outstanding year for Fleet and our employees. Earnings grew to more than $1.3 billion while the company also made great progress towards its strategic objectives," said Terrence Murray, Fleet's chairman and chief executive officer. "We completed the integrations of the Shawmut and NatWest acquisitions which solidified Fleet's position as the preeminent financial services organization serving the northeast. We refined our business profile by exiting businesses which were not meeting our criteria for risk or profitability and were not critical to our vision for the company. At the same time, we invested in businesses more central to our growth strategy which broadened our product array and enhanced our distribution capabilities. The acquisitions of Columbia Management Company, the Quick & Reilly Group, and the credit card operations of Advanta Corporation will double Fleet's customer base to over 13 million customers, improve our revenue mix to nearly 50% fee income, further diversify the geographic sources of Fleet's revenue streams, and boost earnings momentum as we head into 1998."

     Eugene M. McQuade, vice chairman and chief financial officer, provided additional comments on the company's strong 1997 results. "Fleet saw healthy loan growth throughout the year. This growth, against a backdrop of meaningful declines in operating expenses, dramatically improved the operating leverage and profitability of the company."

     Mr. McQuade continued, "With a return on equity nearing 20% and a return on assets of 1.6%, Fleet's performance measures rank among the leaders of the industry and continue Fleet's record of building value for our shareholders. In 1997, we more than delivered on the integration efficiencies of our acquisitions, expanded both our product line and customer base, and continued to invest in technological advances for the future."

FINANCIAL HIGHLIGHTS

     Net interest income totaled $3.7 billion for 1997, an increase of $228 million from 1996. Net interest margin improved 40 basis points to 5.21% in 1997, as the Corporation's balance sheet restructuring program lowered funding costs and markedly enhanced the mix of earning assets. Net interest income for the fourth quarter of 1997 totaled $923 million compared to $910 million in the fourth quarter of 1996, reflecting the continued positive impact of the actions noted above. Fourth quarter net interest margin was 5.19%, up 19 basis points from last year's 5.00%.

     The provision for credit losses was $322 million in 1997, an increase of $109 million from 1996. Net charge-offs in 1997 were virtually flat at $376 million, increasing only $6 million. The provision for credit losses was $90 million in the fourth quarter of 1997 and net charge-offs of $90 million were down $34 million from the fourth quarter of 1996. The strong improvement in net charge-offs in the fourth quarter of 1997 was driven by continued improvement in the Corporation's commercial loan portfolio. Nonperforming assets were reduced by over $300 million (42%) during the year to $416 million. Continuing this trend in the fourth quarter, nonperforming assets were reduced by $63 million from September 30, 1997. The reserve for loan losses of $1.4 billion remained unchanged from September 30, 1997, maintaining the Corporation's loss coverages of 2.3% of total loans and 365% of nonperforming loans.

     Noninterest income was $2.1 billion for 1997, compared to $2.0 billion in 1996. Service charges, fees and commissions increased 18% due to increases in cash management and electronic banking volume. Investment services revenue also increased 12%, as the corporation benefited from strong financial markets in 1997, as well as increasing levels of assets under management. Additionally, corporate finance fees, a line of business started in the latter part of 1996, grew over $40 million in 1997. Mortgage banking revenues decreased 12% in 1997 primarily due to the second quarter sale of Option One, one of the Corporation's mortgage banking subsidiaries.

     Noninterest income was $517 million for the quarter. This represents an increase in noninterest income from continuing operations of $17 million after excluding the impact of divested businesses. Growth was experienced in nearly all core noninterest revenue categories including service charges, fees and commissions, investment services revenue and corporate finance fees.

     Noninterest expense totaled $3.2 billion in 1997, compared to $3.3 billion during 1996. Noninterest expense totaled $796 million in the fourth quarter of 1997. Noninterest expense from continuing operations declined by $36 million from $832 million in the fourth quarter of 1996 after excluding $25 million for noninterest expense from divested businesses. Cost reductions included savings from the successful completion of the integration of the Shawmut and NatWest acquisitions. Aggregate cost savings from these two acquisitions totaled $750 million. This total exceeded the original cost savings projections by $150 million, or 25%.

     Total assets at December 31, 1997, were $85.5 billion. However, the composition of earning assets and funding sources has become significantly more productive due to balance sheet restructuring actions over the past two years as loans increased almost $4.5 billion, excluding the impact of divested businesses, during the past year. Stockholders' equity amounted to $8.0 billion at December 31, 1997, an increase of approximately $600 million from December 31, 1996.


                                               FLEET FINANCIAL GROUP
                                                FINANCIAL HIGHLIGHTS

        THREE MONTHS ENDED                                                                     TWELVE MONTHS ENDED

December 31,  September 30,  December 31,                                            December 31,     December 31,
  1997              1997          1996                                               1997               1996

                                           For the Period ($ in millions)
$   335          $  329       $    302     Net Income                                 $   1,303        $ 1,139
  1,440           1,440          1,439     Total Revenue                                  5,739          5,452
    796             791            857     Total Expense                                  3,226          3,272
     90              85             65     Provision for credit losses                      322            213

                                           Per Common Share
$  1.28         $  1.25       $   1.08     Basic earnings per share                    $   4.89        $  4.06
   1.23            1.21           1.05     Diluted earnings per share                      4.74           3.98
  75.13           65.56          49.88     Market value (period-end)                      75.13          49.88
   0.49            0.45           0.45     Cash dividends declared                         1.84           1.74
  28.10           25.42          24.66     Book value (period-end)                        28.10          24.66

                                           At Quarter End ($ in billions)
$  85.5         $  83.6       $   85.5     Assets                                       $  85.5        $  85.5
   61.2            59.3           58.8     Loans and leases                                61.2           58.8
   63.7            62.9           67.1     Deposits                                        63.7           67.1
    8.0             7.2            7.4     Total stockholders' equity                       8.0            7.4

                                           Operating Ratios
   1.62%           1.60%          1.40%    Return on average assets                        1.59%         1.37%
  19.23           19.89          17.67     Return on common equity                        19.53          17.43
  19.47           20.07          17.77     Return on realized common equity (a)           19.66          17.42
   5.19            5.23           5.00     Net interest margin                             5.21           4.81
   55.3            54.9           59.5     Efficiency ratio                                56.2(b)        60.0
    9.4             8.6            8.7     Total equity/assets (period-end)                 9.4            8.7
    7.3             7.1            7.7     Tier 1 risk-based capital ratio (estimated)      7.3            7.7
   10.9            10.8           11.4     Total risk-based capital ratio (estimated)      10.9           11.4

                                           Asset Quality ($ in millions)
$   416          $  479        $   723     Nonperforming assets                          $  416        $   723
  1,432           1,432          1,488     Reserve for credit losses                      1,432          1,488
                                           Nonperforming assets as a % of loans,
   0.68%           0.81%          1.23%      leases, and OREO                              0.68%          1.23%
   0.49            0.57           0.85     Nonperforming assets as a % of total assets     0.49           0.85
   0.64            0.77           1.18     Nonperforming loans to period-end loans         0.64           1.18
   2.34            2.42           2.53     Reserve for credit losses to period-end loans   2.34           2.53
   0.60            0.64           0.83     Net charge-offs/average loans                   0.65           0.66


(a) Excludes average unrealized gains/losses on securities available for sale
(b) Excludes gains on sales of business units, net of charges


                              FLEET FINANCIAL GROUP
                           CONSOLIDATED BALANCE SHEETS
                                 ($ in millions)





                                December 31,     September 30,     December 31,
                                    1997             1997             1996

ASSETS:
Cash and cash equivalents      $      5,481     $       6,563     $     9,015
Securities                            9,362             8,770           8,680
Loans and lease financing            61,179            59,264          58,844
Reserve for credit losses            (1,432)           (1,432)         (1,488)
Mortgages held for resale             1,526             1,396           1,560
Other assets                          9,419             9,014           8,907
Total assets                   $     85,535     $      83,575     $    85,518

LIABILITIES:
Deposits                       $     63,735     $      62,907     $    67,071
Short-term borrowings                 6,903             6,524           3,627
Long-term debt                        4,500             4,459           5,114
Other liabilities                     2,363             2,498           2,291
Total liabilities                    77,501            76,388          78,103
STOCKHOLDERS' EQUITY:
Preferred stock                         691               835             953
Common stock                          7,343             6,352           6,462
Total stockholders' equity            8,034             7,187           7,415
Total liabilities and
  stockholders' equity         $     85,535     $      83,575     $    85,518

                                                       FLEET FINANCIAL GROUP
                                                 CONSOLIDATED INCOME STATEMENTS
                                                         ($ in millions)



        THREE MONTHS ENDED                                                                     TWELVE MONTHS ENDED

December 31,   September 30,    December 31,                                                   December 31,   December 31,
  1997          1997            1996                                                              1997          1996


$  923         $  926         $  910         Net interest income (FTE)                          $  3,667       $3,439
    90             85             65         Provision for credit losses                             322          213
   833            841            845              Net interest income after provision              3,345        3,226
                                             Noninterest income:
   157            159            146              Service charges, fees, and commissions             633          537
   108            104             98              Investment services revenue                        418          372
    67             66            109              Mortgage banking, net of amortization              327          373
    24             24             31              Student loan servicing fees                        101           98
   161            161            145              Other                                              593          633
   517            514            529                 Total noninterest income                      2,072        2,013
                                             Noninterest expense:
   376            384            423              Employee compensation and benefits               1,591        1,607
    70             70             74              Occupancy                                          282          284
    67             70             71              Equipment                                          274          266
    43             41             40              Intangible asset amortization                      163          135
   240            226            249              Other                                              916          980
   796            791            857                 Total noninterest expense                     3,226        3,272
   554            564            517         Earnings before income taxes and net gains            2,191        1,967
   --              --            --            Gains on sales of business units, net of charges       20           --
   219            235            215         Income taxes and tax-equivalent adjustment              908          828
$  335         $  329         $  302         Net income                                          $ 1,303       $1,139


$ 1.28         $ 1.25         $ 1.08         Basic earnings per share                            $  4.89       $ 4.06
  1.23           1.21           1.05         Diluted earnings per share                             4.74         3.98


                                                                         FLEET FINANCIAL GROUP
                                                                   CONSOLIDATED AVERAGE BALANCE SHEETS
                                                                               ($ in millions)


                                                                         THREE MONTHS ENDED

                                             December 31, 1997         September 30, 1997     December 31, 1996


                                              Average                    Average                  Average
                                              Balance        Rate        Balance       Rate       Balance       Rate

ASSETS:
Securities                                   $  9,095        6.74%      $  8,690       6.78%    $  10,261       6.71%
Loans and leases                               59,889        8.71         58,087       8.72        59,256       8.58
Mortgages held for resale                       1,305        7.56          1,222       7.47         1,569       8.20
Other earning assets                              455        3.31          2,434       6.58         1,462       4.87
   Total interest-earning assets               70,744        8.40%        70,433       8.38%       72,548       8.23%
Reserve for credit losses                      (1,430)          -         (1,441)         -        (1,546)         -
Other assets                                   12,690           -         12,609          -        14,827          -
Total assets                                 $ 82,004           -       $ 81,601          -      $ 85,829          -

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Savings                                   $ 27,206        2.31%      $ 27,325       2.23%    $  28,225       2.30%
   Time                                        19,746        5.27         19,695       5.17        21,622       5.36
      Total interest-bearing deposits          46,952        3.55         47,020       3.46        49,847       3.63
Short-term borrowings                           5,420        5.12          5,315       5.03         3,903       4.47
Long-term debt                                  4,341        7.43          4,487       7.42         4,940       7.27
   Total interest-bearing liabilities        $ 56,713        4.00%      $ 56,822       3.91%    $  58,690       3.99%

   Net interest spread                              -        4.40%             -       4.47%                    4.24%

Demand deposits and other noninterest-
  bearing time deposits                      $ 15,700           -       $ 15,475          -       $16,808           -
Other liabilities                               2,227           -          2,219          -         2,961           -
Total liabilities                              74,640           -         74,516          -        78,459           -
Stockholders' equity                            7,364           -          7,085          -         7,370           -
Total liabilities and stockholders' equity   $ 82,004           -       $ 81,601          -      $ 85,829           -

Net interest margin                                          5.19%                      5.23%                   5.00%


                                               FLEET FINANCIAL GROUP
                                       CONSOLIDATED AVERAGE BALANCE SHEETS
                                                 ($ in millions)




                                                       TWELVE MONTHS ENDED
                                             December 31, 1997       December 31, 1996


                                             Average                 Average
                                             Balance        Rate     Balance       Rate

ASSETS:
Securities                                   $  8,674        6.73%   $ 11,425      6.45%
Loans and leases                               58,920        8.68      56,074      8.61
Mortgages held for resale                       1,413        7.65       1,878      7.87
Other earning assets                            1,411        5.68       2,120      7.75
    Total interest-earning assets              70,418        8.36%     71,497      8.22%
Reserve for credit losses                      (1,454)          -      (1,493)        -
Other assets                                   13,106           -      13,120         -
Total assets                                 $ 82,070           -    $ 83,124         -

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
    Savings                                  $ 27,478        2.25%   $ 26,363      2.33%
    Time                                       20,036        5.16      20,971      5.44
        Total interest-bearing deposits        47,514        3.48      47,334      3.70
Short-term borrowings                           4,682        4.88       5,844      5.05
Long-term debt                                  4,608        7.34       5,486      7.10
    Total interest-bearing liabilities       $ 56,804        3.91%   $ 58,664      4.16%

    Net interest spread                             -        4.45%          -      4.06%

Demand deposits and other noninterest-
  bearing time deposits                      $ 15,882           -    $ 15,042         -
Other liabilities                               2,206           -       2,397         -
Total liabilities                              74,892           -      76,103         -
Stockholders' equity                            7,178           -       7,021         -
Total liabilities and stockholders' equity   $ 82,070           -    $ 83,124         -

Net interest margin                                          5.21%                 4.81%